EXHIBIT 3.1



                            CERTIFICATE OF FORMATION

                                       OF

                               DEX MEDIA EAST LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

         The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "DELAWARE LIMITED LIABILITY COMPANY ACT" hereby certifies that:

o FIRST: The name of the limited liability company is DEX MEDIA EAST LLC (the "limited, liability company").

o SECOND: The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by
Section 18-104 of the Delaware Limited Liability Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned hereby executes and acknowledges that the facts set forth herein are true under penalties of perjury on this 8th day of October, 2002.


                                           BY:
                                                  /s/ Laura Strache
                                                --------------------------------
                                                Laura Strache, Authorized Person